News Release Questar Gas Company 333 South State Street P.O. Box 45360 Salt Lake City, UT 84145-0360

Exhibit 99.1

September 10, 2012
(N)
NYSE:STR
12-13

QUESTAR GAS COMPANY ANNOUNCES PRIVATE PLACEMENT NOTES OFFERING

SALT LAKE CITY-- September 10, 2012 - Questar Gas Company (the "Company") plans to offer, $150 million in aggregate principal amount of senior unsecured notes in a private placement. The offering is expected to close in December 2012. The Company plans to use the net proceeds of the offering to refinance existing indebtedness and for general corporate purposes. The proposed offering of the notes is subject to market and other conditions, including receipt of required regulatory approvals and may not occur as described or at all.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act of 1933, as amended, or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.
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Forward-Looking Statements
This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Questar Gas Company undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.
Questar Gas Company
Investors: Tony Ivins, 801-324-5218
Media: Chad Jones, 801-324-5495
Source: Questar Gas Company
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